Exhibit 10.20 (i3)



                             AMENDMENT

                                TO

                        SERVICES AGREEMENT

     The Amendment to Services Agreement ("Amendment") is entered into by and among Americo Life, Inc., a Missouri corporation ("ALI"), The Ohio Life Insurance Company, and Ohio corporation ("Ohio Life"), and the Ohio Casualty Insurance Company, an Ohio corporation ("Ohio Casualty"). Ohio Life and Ohio Casualty sometimes are collectively referred to herein as "Ohio."

     WITNESSETH:

     WHEREAS, ALI and Ohio originally entered into the Services Agreement (the "Services Agreement") on October 2, 1995; and

     WHEREAS, ALI and Ohio now desire to amend certain provisions of the Services Agreement, as provided in this Amendment;

     NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Amendment, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1.   Modification of Serviced Business

     (A) A portion of the Serviced Business (as that term is defined in the Services Agreement relates to deferred compensation established by Ohio for certain agents (the "Deferred Comp Program"). The accounts comprising the Deferred Comp Program are identified on Exhibit 1, which is attached hereto and incorporated herein by this reference (the "Deferred Comp Program Accounts").

Notwithstanding any provisions of this Amendment and/or the Services Agreement to the contrary:

         i. ALI shall be wholly and solely responsible for servicing and administering the Deferred Comp Program Accounts from April 1, 1997 until the closing contemplated by the Global Settlement Agreement between ALI and Ohio, among others (the "GSA Closing"), and ALI shall be liable to Ohio and/or the Deferred Comp Program Account beneficiaries, as the case may be, for any errors committed or omissions made by ALI in rendering such services;

         ii. Ohio shall be wholly and solely responsible for servicing and administering the Deferred Comp Program Accounts from and after the GSA Closing, and shall be liable to ALI and/or the Deferred Comp Program Account beneficiaries, as the case may be, for any errors committed or omissions made by Ohio in rendering such services; and

         iii. Ohio shall be wholly and solely responsible for any and all benefits payable under the Deferred Comp Program Accounts to the Deferred Comp Program Account beneficiaries from and after April 1, 1997.

     (B) i. Ohio administered and serviced certain pension plans identified on Exhibit 2, which is attached hereto and incorporated herein by this reference (the "Pension Plans"). Effective October 2, 1995, the Pension Plans shall be Serviced Business, as that term is defined in and for all purposes of the Services Agreement.

         ii. Ohio and ALI recognize that certain problems exist with respect to the administration and servicing prior to October 2, 1995 of the Mearhoff and Hartz pension plans, which are included in the Pension Plans. As of April 1, 1997, the
                  Mearhoff  and  Hartz pension   plans  shall  cease  to  be
                  Pension   Plans,   and  Ohio  shall  assume  sole
                  responsibility for the administration and servicing of the Mearhoff and Hartz pension plans. However, the assets comprising the Mearhoff and Hartz pension plans shall remain in the possession of ALI, at all times being held, invested, distributed and otherwise utilized for the sole benefit of such plans. Ohio shall attempt to resolve these problems and in doing so, Ohio shall be solely responsible
                  for all costs and expenses,   including  any  penalties  and
                  fines,   associated   with  resolving  these problems.  Ohio
                  shall also administer and service the Mearhoff and Hartz pension plans in their ordinary course of business, utilizing the funds held by ALI. Concurrently with the execution of this Amendment, ALI shall transfer to Ohio all documents and records, including electronic data, in the possession or under the control of ALI which are necessary, desirable or appropriate for Ohio to administer and service the Mearhoff and Hartz plans.

         iii. When the problems associated with the Mearhoff and Hartz pension plans have been resolved to the reasonable, mutual satisfaction of Ohio and ALI, Ohio shall cease (with written notice to ALI) its administration and servicing of the Mearhoff and Hartz pension plans and the Mearhoff and Hartz pension plans again shall be deemed to be Serviced Business for a purposes under the Services Agreement from and after the date of tender to ALI.

         iv.      Except  only  for the  Mearhoff  and  Hartz  pension  plans as provided for above, Ohio shall be relieved of any and all administration, servicing and other liabilities and responsibilities of any kind or type whatsoever related to the Pension Plans arising after and pertaining to the period October 2, 1995.

     2. Modifications to Servicing. ALI shall use its best efforts to immediately cure all existing servicing deficiencies related to policyholders and structured settlement beneficiaries, as identified specifically by Ohio in a letter from Richard B. Kelly to Donna Kinnaird and Gary Jenkins dated October 31, 1997.

     Additionally, all communications from ALI with respect to the Serviced Business shall reflect consistently and clearly ALI's role in the servicing of such business. ALI shall not represent to policyholders that it is Ohio Life or Ohio Casualty, and ALI shall answer telephone calls related to the Serviced Business as "Insurance Companies," rather than "Ohio Life." ALI shall also cease using Ohio Life stationery and other printed materials, except only where required to do so by applicable state law.

     On or before June 30, 1998, ALI shall cease using the existing Ohio telephone number (1-800-456-Ohio) with respect to the Serviced Business, shall transfer all rights in and to that telephone number of Ohio Casualty.

     3. No other Revisions. Except only as provided in this Amendment, all terms and conditions of the Services Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers duly authorized by all requisite corporate and other actions and other actions and approval, as of November 17, 1997.



                     AMERICO LIFE, INC.

                     By
                     --------------------------------------------------------

                     Name      Gary L. Jenkins
                     ----------------------------------------------

                     Title     Senior Vice Pres. & Chief Financial Officer
                     ----------------------------------------------

                     THE OHIO LIFE INSURANCE COMPANY

                     By
                     --------------------------------------------------------

                     Name      Lauren N. Patch
                     ----------------------------------------------

                     Title     Vice Chairman and President
                     ----------------------------------------------


                     THE OHIO CASUALTY INSURANCE COMPANY

                     By
                     --------------------------------------------------------

                     Name      Lauren N. Patch
                     ----------------------------------------------

                     Title     Vice Chairman and President
                     ----------------------------------------------